SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 31, 2006

Intelligroup, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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ITEM 7.01.  Regulation FD Disclosure

On March 31, 2006, the Company issued a press release announcing the completion a $10 million private placement of an aggregate of 6,666,667 shares of the Company’s common stock at a purchase price of $1.50 per share with its existing majority shareholders, SOFTBANK Asia Infrastructure Fund, L.P. (“SAIF”), an affiliate of SOFTBANK Corporation, and Venture Tech Assets Pvt. Ltd. (“Venture Tech”). The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By: /s/ Madhu Poomalil
Name:	Madhu Poomalil
Title:	Chief Financial Officer

Date: March 31, 2006